                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-12


                                   IGI, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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Last update: 02/22/2002

                                    IGI, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 2003 at 12:00 p.m. at the Four Points Sheraton Hotel at the Philadelphia Airport, 4101 Island Avenue, Philadelphia, Pennsylvania (the "Meeting"), for the purpose of considering and voting upon the following matters:

     1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders.

     2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

         The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                          John F. Ambrose,
                                          President & CEO

April 16, 2003

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                   IGI, INC.,

                               105 Lincoln Avenue
                             Buena, New Jersey 08310

                         _______________________________

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders

                             To Be Held May 20, 2003

                            _________________________

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003 at 12:00 p.m. at the Four Points Sheraton Hotel at the Philadelphia Airport, 4101 Island Avenue, Philadelphia, Pennsylvania, and at any adjournments thereof (the "Meeting").

         All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company at 105 Lincoln Avenue, Buena, New Jersey 08310. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

         Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on March 24, 2003 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On March 24, 2003, there were 11,385,803 shares of Common Stock outstanding.

         The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 2002 are being mailed to stockholders on or about April 20, 2003.

Beneficial Ownership of Common Stock

         The following table sets forth information as of March 24, 2003 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the "Summary Compensation Table" below (collectively, the "Named Executive Officers"), and
(iv) the
directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner                  Number of Shares    Percent of Class (1)
------------------------                  ----------------    --------------------
5% Stockholders

Stephen J. Morris                           2,610,500 (2)           22.7%
   66 Navesink Avenue
   Rumson, New Jersey 07760

Frank Gerardi                                 973,700 (3)            8.5%
   c/o Univest. Mgt. Inc. EPSP
   149 West Village Way
   Jupiter, Florida 33458

Edward B. Hager, M.D.                       1,546,632 (4)           13.2%
   Pinnacle Mountain Farms
   Lyndeboro, NH 03082

Jane E. Hager                               1,454,645 (5)           12.6%
   Pinnacle Mountain Farms6
   Lyndeboro, NH 03082

Other Directors and Executive Officers

   Constantine L. Hampers, M.D.               251,506 (6)            2.2%
   Terrence O'Donnell                         283,571 (7)            2.4%
   John F. Ambrose                            400,500 (8)            3.4%
   Domenic N. Golato                          345,000 (9)            2.9%
   Donald W. Joseph                            75,829 (10)           *
   Earl R. Lewis                              323,119 (11)           2.8%

All executive officers and directors,
as a group (8 Persons)                      5,263,725 (12)          40.6%

--------------
*    Less than 1% of the Common Stock outstanding.

(1) Percentage of beneficial ownership for each person listed is based on 11,385,803 shares of Common Stock outstanding as of March 24, 2003, and includes the shares of Common Stock underlying options, or other rights, held by such persons that are exercisable within 60 days after March 24, 2003.

(2) Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares, which are held in an account on behalf of Mr. Morris' children, over which Mr. Morris has voting and investment control, and 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Includes 95,000 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after March 24, 2003.

(3) Includes 876,400 shares which are held by the Univest Management, Inc. Employee Profit Sharing Plan ("Univest EPSP") for the benefit of Mr. Gerardi and his wife as fully vested participants thereunder, over which Mr. Gerardi has voting and investment control as the Trustee of the Univest EPSP and as the sole shareholder and President of the Univest Management, Inc. Includes 47,300 shares which are held by Univest Partners, L.P., Ltd., over which Mr. Gerardi has voting and investment control as the sole limited partner and sole shareholder of the corporate general partner, Univest Management, Inc. Includes 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(4) Includes 300,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 24, 2003, and 639,815 shares beneficially owned by Dr. and Mrs. Hager as co-trustees of the Hager Family Trust, who share voting and investment power.

(5) Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager, as co-trustees of the Hager Family Trust, who share voting and investment power. Includes 155,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after March 24, 2003.

(6) Includes 195,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(7) Includes 220,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(8) Includes 400,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(9) Includes 345,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(10) Includes 45,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(11) Includes 245,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003.

(12) Includes 1,595,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 24, 2003 included in Notes (2), (3) and (6) through (11) above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2002 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

                               Number of
                               Transactions Not
Name                           Number of Late Reports       Timely Reported
--------------------------------------------------------------------------------
John F. Ambrose (1)                     1                           1
Frank Gerardi   (2)                     1                           1

-------------------
(1) Mr. Ambrose purchased 500 shares of IGI, Inc. common stock on May 24, 2002, which was subsequently reported by Mr. Ambrose on a Form 4 filed on October 1, 2002.
(2) Mr. Gerardi was appointed as a Director of the Company on December 20, 2002. While a Form 8-K was timely filed by the Company on December 27, 2002, announcing Mr. Gerardi's appointment as a Director, Mr. Gerardi's Form 3 was subsequently filed on February 7, 2003.

Votes Required

     The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors (Proposal
1). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to ratify the appointment of KPMG LLP as independent auditors of the Company (Proposal 2).

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

     The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefore is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The table below sets forth certain information with respect to the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

                                                Principal Occupation,
                                                Other Business
                                                Experience During
                                     Director   Past Five Years and
Name                        Age      Since      Other Directorships
----------------------------------------------------------------------------------------------------
Terrence O'Donnell          59       1993       Executive Vice President and General Counsel,
                                                Textron Inc., a producer of aircraft, automotive
                                                products and industrial products, since March
                                                2000; Member of the Law Firm of Williams &
                                                Connolly, Washington, D.C. since April 1992 and
                                                from March 1977 to October 1989; General Counsel
                                                of Department of Defense from October 1989 to
                                                March 1992; Special Assistant to President Ford
                                                from August 1974 to January 1977; Deputy Special
                                                Assistant to President Nixon from May 1972 to
                                                August 1974; Director of ePlus, Inc. (formerly
                                                MLC Holdings).

Constantine L.
Hampers, M.D.               70       1994       Chief Executive Officer of MDL Consulting
                                                Associates, LLC, a medical consulting firm,
                                                since 1996; Chairman of the Board of Directors
                                                and Chief Executive Officer of National Medical
                                                Care, Inc., a provider of in-center and home
                                                kidney dialysis services and products, from 1968
                                                to 1996; Executive Vice President and Director
                                                of W.R. Grace & Co., a supplier of specialty
                                                chemical, construction and container products,

                                                from 1986 to 1996; Director of Artificial
                                                Kidney Services at Peter Bent Brigham Hospital
                                                and Assistant Professor of Medicine at Harvard
                                                University School of Medicine prior to 1968
                                                and for several years thereafter.

  Donald W. Joseph         65        2000       Group Vice President of Baxter International Inc.,
                                                a medical products and services company, from
                                                November 1993 to July 2000; President, Renal
                                                Business of Baxter International Inc. from
                                                October 1981 to November 1993; Director of
                                                Sales and Marketing for the renal division of
                                                Baxter International Inc. from December 1972
                                                to October 1981; Joined Baxter International
                                                Inc. as Sales Representative in July 1966,
                                                where Mr. Joseph held various sales management
                                                positions from July 1966 to December 1972.

  Stephen J. Morris        70        1999       Co-founder and General Manager of John Morris
                                                & Sons, Inc., a hotel and restaurant enterprise,
                                                which Mr. Morris owned and managed from July
                                                1958 to December 1998; Co-founder and Advisor of
                                                International Scientific Communications, a
                                                scientific publishing company.

  Earl R. Lewis            59        2000       Chairman of the Board, President and Chief
                                                Executive Officer of FLIR Systems, an infrared
                                                imaging technology company, from November 1,
                                                2000 to the present; Chief Executive Officer
                                                of Thermo Instrument Systems, Inc., which
                                                produces tools for measurement and analysis,
                                                from January 1998 to July 2000; Chief
                                                Operating Officer of Thermo Instrument
                                                Systems, Inc. from January 1996 to January
                                                1998; President of Thermo Instrument Systems,
                                                Inc. from March 1997 to July 2000; Director of
                                                FLIR Systems; Director of Spectra-Physics
                                                Laser Inc., a commercial laser company;
                                                Director of SpectRx, Inc., which produces
                                                optical systems for medical applications;
                                                Director of Harvard Bioscience, Inc., a
                                                medical instrument and supply company.

  John F. Ambrose          63    May 2002       President and Chief Executive Officer of IGI,
                                                Inc., April 2001 to present; President and
                                                Chief Operating Officer of IGI, Inc. September
                                                2000 to

                                                April 2001; Vice President of Sales and
                                                Marketing at Digitrace Care Services of Boston
                                                from November 1997 to September 2000; Vice
                                                President of Field Operations at NMC Homecare
                                                from July 1990 to November 1996.

Frank Gerardi            58      Dec. 2002      President of Univest Management, Inc., a
                                                management consulting company since 1986;
                                                member of the New York Stock Exchange from
                                                1969 to 1986.

     For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."

Board and Committee Meetings

     The Board of Directors met eleven (11) times during 2002. Each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Board Governance Committee, and a Human Resources and Compensation Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Meeting due to the election of new directors.

     The Executive Committee, whose members are John Ambrose (Chairman), Stephen Morris and Terrence O'Donnell, has the authority to exercise the powers of the Board of Directors between Board meetings. The Audit Committee, whose members are Mr. O'Donnell (Chairman), Mr. Morris and Constantine Hampers, M.D., reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Human Resources and Compensation Committee, whose members are Dr. Hampers (Chairman) and Messrs. Lewis, Joseph and Morris, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries. The Nominating and Board Governance Committed, whose members are Dr. Hampers (Chairman) and Messrs. Lewis and O'Donnell, is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. In addition, the Nominating and Board Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval.

     During 2002, the Audit Committee met four (4) times, the Human Resources and Compensation Committee met once and the Nominating and Board Governance Committee once. The Executive Committee did not meet during 2002.

Director Compensation and Stock Options

     Director Options. In September 1999, the Board of Directors adopted the 1999 Director Stock Option Plan (the "1999 Plan"). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares, and (ii) each of the Chairmen of the Audit Committee and the Human Resources and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. All options granted under the 1999 Plan become 100% vested twelve months after the date of grant.

     During 2002, the following number of options were granted under the 1999 Plan on the dated indicated to each of the following directors listed below:

                                                       Option         Number of
   Name of Director                                    Grant Date     Options Granted
----------------------------------------------------------------------------------------
American Capital Strategies Ltd. (resigned 7/29/02)    1/2/02            15,000
Frank Gerardi                                          12/20/02          15,000
Jane E. Hager (served as Director until 5/15/02)       1/2/02            15,000
Constantine L. Hampers, M.D.                           1/2/02            25,000
Donald W. Joseph                                       1/2/02            15,000
Earl R. Lewis                                          1/2/02            15,000
Stephen J. Morris                                      1/2/02            15,000
Terrence O'Donnell                                     1/2/02            30,000

     Director Fees. The Board of Directors adopted the 1998 Directors Stock Plan (the "1998 Plan") in October 1998 to provide each outside director with the right to receive shares of the Company's Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each Committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each Committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairman of certain of the Board Committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company's Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

     For the first and second quarters of 2002, each director received the full amount of compensation payable under the 1998 Plan.

       At a Board meeting held on July 19, 2002, the Directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board in an effort to provide the Company with their personal support, commitment and assistance at a pivotal time in its growth and development. On July 19, 2002, the Members of the Board collectively agreed to a 50% reduction in the amount of the share grant compensation payable to each Director under the 1998 Plan for the third and fourth quarters of 2002.

       From the Fourth Quarter 2001 through the Third Quarter 2002, the following number of shares of the Company's Common Stock were received by each of the directors listed below under the 1998 Plan:

         Name of Director                                       Number of Shares Received
---------------------------------------------------------------------------------------------
American Capital Strategies, Ltd. (resigned 7/29/02)             5,464
Jane E. Hager (served as Director until 5/15/02)                 7,763
Constantine L. Hampers, M.D.                                     7,577
Donald W. Joseph                                                 9,178
Earl R. Lewis                                                   13,447
Stephen J. Morris                                               14,151
Terrence O'Donnell                                              12,742
John Ambrose (elected as Director on 5/15/02)                        0 (1)
Frank Gerardi (appointed as Director on 12/2002)                     0 (2)

----------------------------

(1) Mr. Ambrose is the President and Chief Executive Officer of the Company, and, as such, does not receive any director compensation under the 1998 Plan. The 1998 Plan provides for the payment of compensation to only non-employee directors.

(2) Mr. Gerardi did not serve as a member of the Board of Directors until his appointment on December 20, 2002.

These shares represented a total value at the time of issuance of $48,000.

Legal Proceedings

       While no judgment or findings have been entered, Dr. Hampers is currently a party in an SEC administrative cease and desist proceeding styled, In the Matter of Jean-Paul Bolduc, et al, File No. 3-9793 (December 22, 1998). The complaint arises out of accounting practices followed at W.R. Grace & Company ("Grace") from 1991 to 1996 in connection with the booking of reserves at National Medical Care, Inc. ("NMC"), then a wholly-owned subsidiary of Grace. The case is currently stayed by order of the SEC. Dr. Hampers has denied any wrongdoing because the accounting treatment of the reserves at issue was separately approved by the financial staffs of Grace and NMC and by the Audit Committee of the Grace's Board of Directors. In addition,

Grace's independent auditors, Price Waterhouse LLP, annually reviewed the practices, and in each of the subject fiscal years approved Grace's financial statements with an unqualified opinion.

Certain Relationships and Related Transactions

       IGI and its affiliates, IGEN, Inc., Immunogenetics, Inc. and Blood Cells, Inc. (collectively, the "Company") entered into a Loan and Security Agreement dated October 29, 1999, as amended, (the "Senior Debt Agreement") and certain related agreements with Fleet Capital Corporation (the "Senior Lender"). The Company also entered into a Note and Equity Purchase Agreement dated October 29, 1999, as amended, (the "Subordinated Debt Agreement") and certain related agreements with American Capital Strategies, Ltd. ("ACS").

       Under the Subordinated Debt Agreement, the Company issued to ACS $7,000,000 in senior subordinated notes and Warrant No. W-1 (the "Warrants") evidencing the right to acquire 1,907,543 shares (as adjusted from time to time in accordance with the terms thereof) of the Company's Common Stock at an exercise price of $0.01 per share. Among other things, under the terms of the Subordinated Debt Agreement, as well as the Warrants, ACS had the right (the "Put") to require the Company to repurchase the Warrants or the Common Stock acquired upon exercise of the Warrants at their then fair market value.

       Further, under the Subordinated Debt Agreement, as long as the Warrants remained outstanding or ACS was the holder of any of the shares issued upon exercise of the Warrants, ACS also had the right to designate for election to the Company's Board of Directors that number of directors that bears the same ratio to the total number of directors as the number equal to the sum of the number of shares of Company Common Stock owned by ACS plus the number of shares issuable upon exercise of the Warrants bears to the total number of outstanding shares of Company Common Stock on a fully-diluted basis. In May 2001, ACS exercised its director designation rights under the Subordinated Debt Agreement appointing ACS Vice President John Freal to the ACS director seat. In January 2002, Mr. Freal resigned from his position with ACS, and ACS Principal Kenneth
E. Jones was appointed to fill the ACS director seat. Mr. Jones served as the ACS designated and elected member to the Company's Board of Directors until his resignation on July 29, 2002.

       On April 12, 2000, ACS and the Company entered into Amendment No. 1 to the Subordinated Debt Agreement, under the terms of which the Section 9.1 "Put Provision" for the Warrants was replaced in its entirety with a "Make-Whole Provision", which required the Company to compensate ACS in either Common Stock or cash, at the option of the Company, only if the proceeds ultimately realized by ACS upon sale of the Common Stock obtained upon exercise of the Warrants were less than the fair value of the Common Stock upon exercise of the Warrants multiplied by the number of shares of Common Stock obtained upon exercise. Fair value of the Common Stock upon exercise was defined in the Subordinated Debt Agreement, as amended, to mean the 30-day average value prior to notice of exercise. Furthermore, under the terms thereof, ACS had to exercise must exercise reasonable efforts to sell or place its shares obtained by exercise of the Warrants in the marketplace over a 180-day period before it can invoke the Company's payment obligations under the "Make-Whole Provision." The Make-Whole feature did not become effective until the earlier to occur of: (i) October 29, 2004, (ii) the date of the payment in full of the subordinated debt, (iii) the date of the payment in full of the senior debt, or (iv) the sale by the Company of at least 30% of its assets in a single transaction or a series of related transactions (unless ACS grants a waiver permitting the sale).

         On February 11, 2000, ACS filed a Schedule 13G with the Commission reporting beneficial ownership of 1,907,543 shares of Common Stock, all of which were issuable upon exercise of the Warrants. ACS reported that it had sole voting and dispositive power over all 1,907,543 shares.

         Under the terms of the Subordinated Loan Agreement, the Company was responsible for all required filings and registrations relating to the 1,907,543 shares of Common Stock issuable upon exercise of the Warrants. In accordance therewith, on September 29, 2000, the Company filed the necessary Form 3 Registration Statement for the 1,907,543 shares of Common Stock to be issued upon exercise of the Warrants.

         On May 31, 2002, the Company sold to Vetoquinol U.S.A., Inc. substantially all of the assets of the Company's Companion Pet Products division. The transaction constituted a sale by the Company of at least 30% of its assets in a single transaction, thereby putting into effect the "Make-Whole Provision" of the Subordinated Debt Agreement. (As set forth below, on the same date, the Company made payment in full of the Senior Debt and the Subordinated Date, both of which events also triggered the "Make-Whole Provision.")

         On May 31, 2002, the Company applied the proceeds from the sale of the Companion Pet Products division to repay the full outstanding balance of the Senior Debt to Fleet Capital Corporation in the amount of $4,182,713.23, and to repay all of the outstanding balance of the Subordinated Debt to ACS in the amount of $7,736,965.39 (excluding any amounts due under the "Make-Whole Provision"). While all the Subordinated Debt was paid in full on May 31, 2002, ACS still maintained its rights under the Warrants and the "Make-Whole Provision" of the Subordinated Loan Agreement.

         On May 31, 2002, the Company, its Affiliates, ACS and ACAS Business Loan Trust 2002-1 entered into Amendment No. 5 to the Subordinated Debt Agreement ("Amendment No. 5"). Amendment No. 5 made a number of changes to the Subordinated Debt Agreement, including, without limitation, the security to serve as collateral for any future obligations of the Company to ACS under the "Make-Whole Provision."

         On June 26, 2002, ACS exercised the Warrants in full (1,907,543 shares) by delivering to the Company the necessary written notice and other documents required under the terms of the Warrants to effectuate the exercise thereof. ACS opted for a "Net Issue Exercise" under the terms of Section 1A(i)(d) of the Warrants, and delivered to the Company a duly executed Exercise Agreement designating it as a "Net Issue Exercise." Under Section 1A(i)(d) of the Warrants, in lieu of a cash payment to the Company in an amount equal to the Exercise Price ($.01 per share) times the number of shares to be acquired thereunder (1,907,543), ACS could opt for a "Net Issue Exercise", as follows:
"[T]he Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect `Net Issue Exercise' and specify the number of shares of

Common Stock to be purchased and upon such Net Issue Exercise, the Register Holder shall be entitled to pay the exercise price for Common Stock purchased hereunder by cancellation of shares of Common Stock to be purchased hereunder valued at Fair Market Value less the Exercise Price."

         For purposes of ACS' Net Issue Exercise of the Warrants, the Fair Market Value (as defined in the Subordinated Loan Agreement) was $0.67. As such, under the "Net Issue Exercise" of the Warrants, ACS was issued 1,878,640 shares of IGI Common Stock, together with cancellation of the remaining 28,903 shares purchased by ACS under the Warrants. In accordance with the terms of Section 1A(i)(d) of the Warrants, cancellation of such 28,903 shares constituted payment in full by ACS of the Exercise Price to the Company for its purchase of the shares (1,907,543) under the Warrants. The 1,878,640 shares purchased by ACS under the "Net Issue Exercise" of the Warrants constituted approximately 14.3% of the issued and outstanding Common Stock of the Company as of June 26, 2002.

         On June 26, 2002, the Company also received from ACS the "Purchaser Notice" under the terms of Section 9.1 of the Subordinated Loan Agreement of its intention to sell the 1,878,640 shares of IGI Common Stock ("the Shares") purchased by ACS under the "Net Issue Exercise" of the Warrants. Pursuant to the terms of the Section 9.1 Make-Whole Provision, the Company had the option within three (3) business days of receipt of the Purchaser Notice to elect to purchase all or any part of such Shares from ACS.

         On July 29, 2002, the Company purchased from ACS the 1,878,640 shares of IGI Common Stock acquired under the Warrants ("the Shares") at the price of $0.70 per share or $1,315,048.00. The Company has no further obligations or liabilities of any kind whatsoever to ACS in conjunction with the Subordinated Debt Agreement or otherwise. Furthermore, upon sale of the Shares to the Company, ACS' right to designate a nominee for election to the Company's Board of Directors permanently terminated. As such, on July 29, 2002, the ACS designee to the IGI Board of Directors, Kenneth Jones, tendered his resignation from the Board.

         At December 31, 1999, accrued compensation totaling $115,000 was owed to the Company's former Chief Executive Officer, which represented compensation earned but not yet paid. The Company paid this amount in the first quarter of 2000 by issuing 63,448 shares of its Common Stock in satisfaction of the amount owed.

         In 2000, the Company's former Chief Executive Officer chose to defer payment of 2000 and 1999 travel expenses amounting to $129,000 until the Company's cash flow stabilized. On February 14, 2001, the Company agreed to pay the Company's obligation using shares of Company Common Stock. Total payments through December 31, 2001 resulted in the issuance of 125,625 shares valued at $129,000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2002 and who were serving as executive officers at the end of 2002 and the only one other existing highly compensated officer of the Company who received compensation in excess of $100,000 during 2002 but who were not serving as executive officers at the end of 2002.

                           Summary Compensation Table

                                                                                Long-Term
                                                                                Compensation
                           Annual Compensation                                    Awards
                           -------------------                                  -------------
                                                                                    Securities
                                                                    Other Annual    Underlying      All Other
Name/Principal                             Salary       Bonus       Compensation     Options      Compensation
Position (1)                 Year           ($)          ($)           ($)(2)         (#)(3)         ($)(4)
---------------------------------------------------------------------------------------------------------------
John Ambrose
Chief Executive Officer      2002         192,500       25,000          9,000          50,000         17,458
  & President                2001         185,769            0          8,250         250,000         13,265
  Chief Operating Officer    2000          53,856            0          2,400         100,000          3,130
  & President (5)

Domenic Golato               2002         185,460       20,000          9,000          45,000         17,960
  Chief Financial Officer    2001         178,975            0          8,250         200,000         15,459
  & Sr. Vice President       2000          82,973            0          3,600         100,000          5,073

Nadya Lawrence               2002         112,500            0          4,800          40,000           2768
  V.P. of Operations

Michael Birman (6)           2002         111,537        3,998 (7)      6,000               0          1,010
  V.P. of Business
  Development

-------------
(1) Lists the principal position with the Company as of December 31, 2002, with the exception of Michael Birman, whose term as V.P. of Business Development ended on September 20, 2002.

(2) The amounts shown in this column represent automobile allowances.

(3) The Company has never granted any stock appreciation rights.

(4) The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) Plan. In 2000, the Company paid (i) $378 and $252 in group life insurance premiums for and Messrs. Golato and Ambrose, respectively; (ii) $4,696 and $3,130 in medical insurance premiums for each of Messrs. Golato and Ambrose, respectively. In 2001, the Company paid (i) $756 and $756 in group life insurance premiums for Messrs. Ambrose, and Golato, respectively; (ii) $12,509 and $12,509 in medical insurance premiums for each of Messrs. Ambrose and Golato, respectively; and (iii) $2,194 in 401(k) Plan contributions for Mr. Golato. In 2002, the Company paid (i) $1,755, $1,691, $1,010 and $1,094 in group life insurance premiums for Messrs. Ambrose, Golato and Birman and Ms. Lawrence, respectively; (ii) $12,461 and $12,461 in medical insurance premiums for each of Messrs. Ambrose and Golato, respectively; (iii) $942 and $942 in dental insurance premiums for both Messrs. Ambrose and Golato,
     (iv) $108 and $108 in vision insurance premiums for both Messrs Ambrose and Golato; and (v) $2,189, $2,755 and $1,674 in 401(k) Plan contributions for Messrs. Ambrose and Golato and Ms. Lawrence, respectively.

(5) John F. Ambrose was appointed by the Board of Directors as the Company's Chief Executive Officer as of April 30, 2001. Prior to his appointment, Mr. Ambrose had been the Company's President and Chief Operating Officer since September 2000. All compensation paid to Mr. Ambrose by the Company during 2000 was for his employment as the Company's President and Chief Operating Officer.

(6) Michael Birman served as V.P. of Business Development from September, 2001 to September 20, 2002.

(7) The amount shown represents the combined total of commissions paid by the Company in 2002 to Mr. Birman of $964, plus income of $3,034 realized by Mr. Birman from the exercise of stock options during 2002.

Stock Options

       The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 2002 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 2002. No options were exercised by Named Executive Officers during 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                             Individual Grants                                           Value At Assumed
                     -------------------------------------------------                     Annual Rates
                      Number of         Percent of                                        of Stock Price
                     Securities       Total Options                                        Appreciation
                     Underlying        Granted to                                           Exercise or
                                                                                        for Option Term (1)
                       Options         Employees in     Base Price Per    Expiration    --------------------
Name                 Granted (#)       Fiscal Year       Share ($/sh)       Date          5%         10%
                                           (2)               (3)
------------------------------------------------------------------------------------------------------------
John F. Ambrose      50,000 (4)         17.85%              $.66       May 23, 2112     $18,000    $43,000
 CEO/Pres.

Domenic Golato       45,000 (5)         16.07%              $.66       May 23, 2112     $16,200    $38,700
 CFO/Sr. V.P.

----------------
(1) This portion of the Table shows the potential realized value of the options granted to each of the Named Executive Officers in 2002, assuming that the market price of the underlying securities appreciate in value from the date of the grant over the 10-year term of the option at annualized appreciate rates of 5% and 10%. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

(2) 280,000 options in total were granted to directors and employees in fiscal year 2002.

(3) The exercise price for all stock option grants is the fair market value of the Company's common stock on the date of the grant.

(4) Upon the closing of the sale of the Companion Pet Products division on May 31, 2002, all options held by all executive officers and directors of the Company automatically vested in full resulting in the acceleration of vesting of an aggregate of options to purchase approximately 795,000 shares of IGI's common stock. This option for 50,000 shares was granted to Mr. Ambrose on May 23, 2002, and, as such, automatically vested in full on May 31, 2002.

(5) This option for 45,000 shares was granted to Mr. Golato on May 23, 2002, and, as such, automatically vested in full upon the closing of the Companion Pet Products division on May 31, 2002.

        AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND YEAR END 2002
                                  OPTION VALUE

        Name         Shares Acquired       Value          No. of Shares Underlying       Value of Unexercised
                       On Exercise       Realized           Unexercised Options          In-The-Money Options
                                                              At Year End 2002             At Year End 2002
                                                         Exerciseable/Unexercisable    Exercisable/Unexercisable
                                                                    (2)                         (2)(3)
------------------------------------------------------------------------------------------------------------------
John F. Ambrose       $ ----(1)          $----(1)             100,000/0  @ $1.06                $    0
CEO & President                                               100,000/0  @ $0.80                $    0
                                                              150,000/0  @ $0.52                $3,000
                                                               50,000/0  @ $0.66                $    0
Domenic Golato        $ ----(1)          $----(1)              60,000/0  @ $1.06                $    0
 CFO & Sr. V.P.                                                40,000/0  @ $0.50                $1,600
                                                              100,000/0  @ $0.80                $    0
                                                              100,000/0  @ $0.52                $2,000
                                                               45,000/0  @ $0.66                $    0

----------------------
(1)  No options exercised during fiscal year 2002.
(2)  All shares were fully vested and exercisable as of December 31, 2002.
(3) The value of unexercised "in-the-money" options is that amount by which the fair market value of the underlying securities at year-end exceeds the exercise price of the options. The values set forth are based on the fair market value of the underlying securities using the average ($0.54 per share) of the high and low trading price on December 31, 2002, minus the exercise price.

Employment Agreements

       In April 2001, John F. Ambrose was appointed by the Board of Directors as the Company's new Chief Executive Officer. Prior thereto, Mr. Ambrose had been the Company's President and Chief Operating Officer since September 2000. The Company does not have an employment agreement with Mr. Ambrose.

       On July 1, 2000, the Company entered into an employment agreement with Domenic Golato, Senior Vice President and Chief Financial Officer of the Company. The agreement provides for employment through June 30, 2001. Each year beginning June 30, 2001, the term of the agreement shall automatically be extended for an additional year unless either party gives written notice to the other party by April 30 of that year that it does not wish to extend the term of the agreement. No such notice was given by April 30, 2002, and Mr. Golato's term was therefore automatically extended to June 30, 2003. Under the terms of the agreement, Mr. Golato's base salary for the first year of the term thereof was $168,000, subject to annual merit increase reviews. In April 2001, Mr. Golato's base salary was increased to $185,460. All equity-based awards received by Mr. Golato will vest fully upon a change of control of the Company or a change in more than half of the members of the Board of Directors over a two-year period.

       In the event that Mr. Golato's employment is terminated by the Company with cause or Mr. Golato resigns, Mr. Golato will receive his base salary, bonus and all other benefits which have accrued as of the date of termination. In the event that Mr. Golato's employment is terminated by the Company without cause, Mr. Golato is entitled to continuation of his annual salary and benefits for twelve months, and all of his unvested options will fully vest and become exercisable for a period of at least two years after the date of his termination.

            REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Overview and Philosophy

       The Human Resources and Compensation Committee of the Board of Directors ("the Committee"), known prior to May 15, 2002 as the Compensation and Stock Option Committee, is comprised of at least three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

       The objectives of the Company's executive compensation program are to:

          * Support the achievement of strategic goals and objectives of the Company.
          * Attract and retain key executives critical to the long-term success of the Company.
          * Align the executive officers' interests with the success of the Company.

Compensation Program

       The Company's executive compensation program consists of three principal elements -- base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

       The base salaries received by Mr. Golato in 2000, 2001 and 2002 were established pursuant to the terms of his employment agreement with the Company. See discussion set forth above under heading "Employment Agreements." Base salary levels for the Company's executive officers are generally based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in those businesses in which the Company is engaged; namely, consumer products (with the discontinuation of the Companion Pet Products' operations in the second quarter of 2002). It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

      The Company has implemented a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers. Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Executive Officers' 2002 Compensation

      Mr. Ambrose has been the Chief Executive Officer of the Company since April 30, 2001 and currently holds that position. Mr. Golato became the Chief Financial Officer and Senior Vice President of the Company in June 2000 and currently holds such positions with the Company pursuant to the terms of his employment agreement with the Company.

      Mr. Ambrose does not have an employment agreement with the Company, but receives base salary compensation in his position as the Company's Chief Executive Officer to be reviewed annual for merit increases. In 2002, Mr. Ambrose received a base salary compensation of $192,500 and a bonus of $25,000 as a reward for his efforts resulting in the successful sale of the Companion Pet Product division asset sale on May 31, 2002. In 2002, the Committee awarded Mr. Ambrose options to purchase 50,000 shares of the Company's Common Stock as additional merit-based compensation. In 2002, the Company paid Mr. Golato's annual compensation pursuant to the terms of his employment agreement with the Company under which he received a base annual salary of $185,460, subject to annual merit reviews. In 2002, Mr. Golato was also awarded a bonus in the amount of $20,000 for his efforts in achieving the successful completion of the sale of the Companion Pet Products division. In 2002, the Committee awarded Mr. Golato options to purchase 45,000 shares of the Company's Common Stock as additional merit-based compensation.

Tax Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of Section 162(m) on the Company. Based on the compensation received in 2002 by Messrs.

Ambrose and Golato as summarized above, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

                                  Human Resources and Compensation Committee

                                  Constantine L. Hampers, M.D. (Chairman)
                                  Earl R. Lewis
                                  Donald W. Joseph
                                  Stephen J. Morris

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the "Audit Committee") consists of at least three non-employee directors and is responsible for reviewing the audit of the Company's accounts, monitoring the effectiveness of the audit and evaluating the scope of the audit. In accordance with the Company's Audit Committee Charter, as well as the listing standards (Section 121(A)) of the American Stock Exchange, the members of the Company's Audit Committee are "independent."

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is response for preparing the Company's financial statements and the independent auditor's are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management has advised the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

      The Audit Committee has reviewed the financial statements prepared by the Company and audited by KPMG LLP for the fiscal year ended December 31, 2002 and has discussed these financial statements with the Company's management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and the Committee and the independent auditors have discussed the auditors' independence from the Company and its management. Additionally, the Committee considered all audit, non-audit and other accounting services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully consider whether those services provided by the independent auditors are compatible with maintaining auditor independence.

      The Committee has discussed with the Company's independent auditors, with and without management present, their evaluations of the Company's internal accounting control and the overall quality of the Company's financial reports.

      In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee believes that the non-audit services provided by the independent auditors fall within the exempted category of "tax services" and are compatible with and did not impair auditor independence.

      Based on their review and discussions set forth above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to shareholder ratification, the selection of KPMG LLP as the Company's independent auditors for fiscal year 2003.

                                       Audit Committee

                                       Terrence O'Donnell (Chairman)
                                       Stephen J. Morris
                                       Constantine Hampers, M.D.

 Compensation Committee Interlocks and Insider Participation

      No member of the Human Resources and Compensation Committee was, during fiscal year 2002, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 2002, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Human Resources and Compensation Committee, or as a director of the Company.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index, a new peer group and an old peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1997, and reinvestment of all dividends). The new peer group consists of Connetics Corp., Bradley Pharmaceutical Inc., ProCyte Corp., Allergan Inc., Lectec Corp. and Nu Skin Enterprises, Inc. The old peer group consisted of AP Pharmaceutical (formerly Advanced Polymer Systems, Inc.) and Imagistics International Inc. The Company's Common Stock was suspended from trading on the American Stock Exchange from March 31, 1998 to September 7, 1998 due to delays in filing periodic reports under the Securities Exchange Act of 1934, as amended, and resumed trading on September 8, 1998.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

      AMONG IGI, INC, THE AMEX COMPOSITE INDEX, A NEW PEER GROUP AND AN OLD
                                   PEER GROUP

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG IGI, INC., THE AMEX COMPOSITE INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                                    [GRAPH]

IGI INC

                                             Cumulative Total Return
                           -----------------------------------------------------
                              12/97     12/98    12/99   12/00    12/01    12/02


IGI, INC.                    100.00     48.44    48.45   15.63    15.00    13.00
AMEX COMPOSITE               100.00     99.99   132.80  126.49   119.31   100.66
NEW PEER GROUP               100.00    186.60   269.66  495.85   408.22   324.57
OLD PEER GROUP               100.00     81.13    51.89   35.85    42.26    58.27


* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends Fiscal year ending December 31.

            PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2003, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

Audit Fees

     During fiscal years 2001 and 2002, KPMG LLP not only acted as the independent auditors for the Company (work related to auditing the annual financial statements for those fiscal year and reviewing the financial statements included in the Company's Forms 10-Q but also rendered other audit related and non-audit services falling in the exempted category of "tax services." The aggregate amount the Company was billed by KPMG LLP as fees for audit services rendered for the 2002 quarterly reviews and audit of the Company's annual financial statements for 2002 was $102,000 plus expenses.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not render any professional services to the Company in connection with financial information systems design and implementation during 2002, therefore the Company was not billed for any services of that type.

All Other Fees

     In addition to the services described above under the caption "Audit Fees", KPMG LLP rendered other audit related services to the Company during 2002 with respect to the Proxy statement for the sale of the Companion Pet Products division and the closing balance sheet audit of the Pet Division. KPMG LLP billed the Company $24,000 and $30,100, respectively for such professional services rendered to the Company during 2002.

     During 2002, KPMG LLP also provided the Company with non-audit services falling under the exempt category of "tax services." The Company was billed by KPMG LLP for a total amount of $4,120 for the tax related services rendered during 2002.

Audit Committee Consideration of These Fees

     The Company's Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

Board Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2004 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than December 29, 2003, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     If a stockholder of the Company wishes to present a proposal before the 2004 Annual Meeting and the Company has not received notice of such matter prior to March 12, 2004, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                        By Order of the Board of Directors,


                                        John F. Ambrose,
                                        President & CEO

April 16, 2003

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                    IGI, INC.

                                  MAY 20, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

-------         Please detach and mail in the envelope provided.         -------


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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                             AND "FOR" PROPOSAL 2.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
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1. ELECTION OF DIRECTORS

                                NOMINEES
[_] FOR ALL NOMINEES            ( ) Terrence O'Donnell
                                ( ) Constantine L. Hampers, M.D
[_] WITHHOLD AUTHORITY          ( ) Frank Gerardi
    FOR ALL NOMINEES            ( ) Stephen J. Morris
                                ( ) Donald W. Joseph
[_] FOR ALL EXCEPT              ( ) Earl R. Lewis
    (See instructions below)    ( ) John F. Ambrose

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
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To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered                   [_]
name(s) on the account may not be submitted via this method.
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                                                       FOR   AGAINST   ABSTAIN
2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE        [_]     [_]       [_]
   COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL
   YEAR ENDING DECEMBER 31, 2003.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Signature of Stockholder_____________________________________ Date:____________

Signature of Stockholder_____________________________________ Date:____________

     Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-------                                                                  -------


                                    IGI, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, having received notice of the meeting and the Proxy Statement therefore, and revoking all prior proxies, hereby appoint(s) John F. Ambrose and Domenic N. Golato, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Tuesday, May 20, 2003 at 12:00 p.m. at the Four Points Sheraton Hotel at the Philadelphia Airport, 4101 Island Avenue, Philadelphia, Pennsylvania, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

                (Continued and to be signed on the reverse side)


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COMMENTS:



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